UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 24, 2009
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-24923 (Commission File Number)	25-1799439 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)
Registrant’s telephone number, including area code: 949-483-4600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously reported, on April 21, 2009, Conexant Systems, Inc. (the “Company”) entered into an Asset Purchase Agreement with Ikanos Communications, Inc. (“Ikanos”), pursuant to which Ikanos agreed to acquire certain assets related to the Broadband Access Products (“BBA”) business (“the BBA Transaction”). Assets to be sold pursuant to the agreement include, among other things, specified intellectual property, inventory, contracts and tangible assets. Ikanos agreed to assume certain liabilities, including obligations under transferred contracts and certain employee-related liabilities. The BBA Transaction closed on August 24, 2009 for an adjusted cash purchase price of $53,974,195. A total of $6.75 million of the cash purchase price received by the Company has been deposited into an escrow account. The escrow account will remain in place for twelve months following the closing of the BBA Transaction to satisfy potential indemnification claims by Ikanos pursuant to the indemnification provisions of the agreement.
     A copy of the press release announcing completion of the BBA Transaction is attached hereto as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 26, 2009, Conexant Systems, Inc. (the “Company”) approved a one-time cash incentive award of $150,000 (before applicable taxes) to Jean Hu, Chief Financial Officer, Senior Vice President, Business Development, and Treasurer, and $100,000 (before applicable taxes) to Mark Peterson, Senior Vice President, Chief Legal Officer and Secretary, in recognition of their efforts in connection with the Company’s sale of assets to Ikanos Communications, Inc.
     On August 28, 2009, the Company entered into an Amendment to Employment Agreement with each of Christian Scherp, Co-President, Sailesh Chittipeddi, Co-President, Jean Hu, Chief Financial Officer, Senior Vice President, Business Development, and Treasurer, and Mark Peterson, Senior Vice President, Chief Legal Officer and Secretary (each, an “Executive Officer”). Pursuant to each amendment, the Company’s Employment Agreement with each of the Executive Officers has been amended to provide that the cash lump-sum payment payable to the Executive Officer if the Company terminates the Executive Officer’s employment without “cause” or if the Executive Officer resigns for “good reason” will be equal to the sum of (1) any unpaid base salary (and any other unpaid amounts) accrued through the Executive Officer’s termination date and (2) one times the Executive Officer’s annual base salary. The cash lump-sum that was previously payable to each Executive Officer under his or her Employment Agreement if the Company terminated the Executive Officer’s employment without “cause” or if the Executive Officer resigned for “good reason” was equal to the sum of (1) any unpaid base salary (and any other unpaid amounts) accrued through the Executive Officer’s termination date, and (2) a specified dollar amount ($125,000 for Mr. Scherp, $100,000 for Mr. Chittipeddi, $75,000 for Ms. Hu and $150,000 for Mr. Peterson).
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
     The sale of BBA has been reflected as a discontinued operation in the Company’s unaudited condensed consolidated balance sheet as of July 3, 2009 and the unaudited condensed consolidated statement of operations for the nine months ended July 3, 2009 included in our quarterly report on Form 10-Q for the quarter ended July 3, 2009, which was filed with the Securities and Exchange Commission (“SEC”) on August 12, 2009. Accordingly, a pro forma condensed consolidated balance sheet as of July 3, 2009 and a pro forma condensed consolidated statement of operations for the nine-month period ended July 3, 2009 is not presented herein as no adjustments would be necessary to reflect the transaction, other than the elimination of those discontinued operations.
     The following unaudited pro forma condensed consolidated statements of operations of the Company for the three fiscal years ended October 3, 2008, September 28, 2007 and September 29, 2006 and the accompanying notes have been prepared to illustrate the effect of the BBA Transaction.
     The unaudited pro forma condensed consolidated statements of operations of the Company for the three fiscal years ended October 3, 2008, September 28, 2007 and September 29, 2006 have been presented as if the BBA Transaction had been completed as of October 1, 2005. The “Historical” column represents the consolidated financial statements of operations reported in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, which was filed with the SEC on November 26, 2008.
     In the opinion of management, the Company’s accompanying unaudited pro forma condensed consolidated statements of operations include all material adjustments necessary to reflect, on a pro forma basis, the effect of the BBA Transaction. The adjustments are described in the notes to the unaudited pro forma condensed consolidated financial information and are set forth in the “Pro Forma” adjustments column. The unaudited pro forma condensed consolidated statements of operations should be read together with the consolidated financial statements filed by the Company in its Annual Report on Form 10-K for the three fiscal years ended October 3, 2008, September 28, 2007 and September 29, 2006.
     The Company’s unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and should not be relied upon as indicative of the results of operations or financial position of the Company that (i) would have occurred had the Company completed the BBA Transaction as of and for the periods presented, or (ii) will be achieved following the BBA Transaction. Actual results may have differed.

CONEXANT SYSTEMS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Year Ended October 3, 2008
		Pro Forma	Pro Forma
		Adjustment	Continuing
	Historical	BBA	Operations
Net revenues	$502,660	$171,156	$331,504
Cost of goods sold	233,779	96,528	137,251

Gross margin	268,881	74,628	194,253
Operating expenses:
Research and development	125,162	66,723	58,439
Selling, general and administrative	86,146	8,241	77,905
Amortization of intangible assets	15,514	11,862	3,652
Asset impairments	120,769	120,492	277
Special charges	17,631	(1,051)	18,682

Total operating expenses	365,222	206,267	158,955

Operating (loss) income	(96,341)	(131,639)	35,298
Interest expense	31,598	3,794	27,804
Other expense (income), net	3,809	(5,414)	9,223

Loss from continuing operations before income taxes and gain on equity method investments	(131,748)	(130,019)	(1,729)
Provision for income taxes	4,418	3,569	849

Loss from continuing operations before gain on equity method investments	(136,166)	(133,588)	(2,578)
Gain on equity method investments	2,804	—	2,804

(Loss) income from continuing operations	$(133,362)	$(133,588)	$226

(Loss) income per share from continuing operations — basic and diluted	$(2.70)		$0.00

Shares used in basic per-share computations	49,394		49,394

Shares used in diluted per-share computations	49,394		49,653

See accompanying notes to these unaudited pro forma condensed consolidated statements of operations.

CONEXANT SYSTEMS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Year Ended September 28, 2007
		Pro Forma	Pro Forma
		Adjustment	Continuing
	Historical	BBA	Operations
Net revenues	$573,576	$212,873	$360,703
Cost of goods sold	295,464	133,492	161,972

Gross margin	278,112	79,381	198,731
Operating expenses:
Research and development	173,520	81,635	91,885
Selling, general and administrative	91,429	10,536	80,893
Amortization of intangible assets	21,259	11,704	9,555
Asset impairments	226,113	4,148	221,965
Special charges	30,397	18,622	11,775

Total operating expenses	542,718	126,645	416,073

Operating loss	(264,606)	(47,264)	(217,342)
Interest expense	40,783	3,830	36,953
Other (income) expense, net	(36,148)	357	(36,505)

Loss from continuing operations before income taxes and gain on equity method investments	(269,241)	(51,451)	(217,790)
Provision for income taxes	3,131	2,333	798

Loss from continuing operations before gain on equity method investments	(272,372)	(53,784)	(218,588)
Gain on equity method investments	51,182	—	51,182

Loss from continuing operations	$(221,190)	$(53,784)	$(167,406)

Loss per share from continuing operations — basic and diluted	$(4.52)		$(3.42)

Shares used in basic and diluted per-share computations	48,940		48,940

See accompanying notes to these unaudited pro forma condensed consolidated statements of operations.

CONEXANT SYSTEMS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Year Ended September 29, 2006
		Pro Forma	Pro Forma
		Adjustment	Continuing
	Historical	BBA	Operations
Net revenues	$753,227	$267,656	$485,571
Cost of goods sold	397,789	173,980	223,809
Gain on cancellation of supply agreement	(17,500)	—	(17,500)

Gross margin	372,938	93,676	279,262
Operating expenses:
Research and development	189,071	87,797	101,274
Selling, general and administrative	119,000	29,137	89,863
Amortization of intangible assets	29,865	11,415	18,450
Asset impairments	85	—	85
Special charges	73,159	69,428	3,731

Total operating expenses	411,180	197,777	213,403

Operating (loss) income	(38,242)	(104,101)	65,859
Interest expense	34,377	1,810	32,567
Other expense, net	14,472	191	14,281

Loss (income) from continuing operations before income taxes and loss on equity method investments	(87,091)	(106,102)	19,011
Provision for income taxes	1,811	922	889

Loss (income) from continuing operations before loss on equity method investments	(88,902)	(107,024)	18,122
Loss on equity method investments	(8,164)	—	(8,164)

(Loss) income from continuing operations	$(97,066)	$(107,024)	$9,958

(Loss) income per share from continuing operations — basic	$(2.03)		$0.21

(Loss) income per share from continuing operations — diluted	$(2.03)		$0.20

Shares used in basic per-share computations	47,933		47,933

Shares used in diluted per-share computations	47,933		48,821

See accompanying notes to these unaudited pro forma condensed consolidated statements of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
BASIS OF PRESENTATION
As previously reported, on April 21, 2009, the Company entered into an Asset Purchase Agreement with Ikanos Communications, Inc. (“Ikanos”), pursuant to which Ikanos agreed to acquire certain assets related to the Broadband Access Products (“BBA”) business (the “BBA Transaction”). Assets to be sold pursuant to the agreement include, among other things, specified intellectual property, inventory, contracts and tangible assets. Ikanos agreed to assume certain liabilities, including obligations under transferred contracts and certain employee-related liabilities. The BBA Transaction closed on August 24, 2009 for an adjusted cash purchase price of $53,974,195.
PRO FORMA ADJUSTMENTS
The historical Consolidated Statements of Operations for the three fiscal years ended October 3, 2008, September 28, 2007 and September 29, 2006 have been adjusted to eliminate the transactions related to the BBA business.
For the fiscal years ended October 3, 2008 and September 28, 2007, interest expense allocated to the BBA business represents the portion of interest and related debt issuance cost amortization on the estimated amount of the Company’s floating rate senior secured notes due November 2010 (the “Notes”), issued in November 2006, for which an offer to repurchase must be made under the terms of the indenture agreement with the holders of the Notes as a result of the sale of the BBA business to Ikanos. The Company estimates the offer amount to be approximately $41 million. Allocated interest expense on the Notes is based on three-month LIBOR plus 3.75%, revised quarterly in effect for each of the fiscal years. The average annual interest rate for the fiscal years ended October 3, 2008 and September 28, 2007 was 7.45% and 9.20%, respectively. For the fiscal year ended September 29, 2006, interest expense allocated to the BBA business represents the portion of interest and related debt issuance cost amortization on the Company’s 4.00% convertible subordinated notes due March 2026, based upon the estimated offer to repurchase of $41 million.

(d) Exhibits.

Exhibit
Number	Description

99.1	Conexant Systems, Inc. Press Release dated August 24, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
	By:	/s/ Mark Peterson
Date: August 28, 2009		Mark Peterson
Senior Vice President, Chief Legal Officer and Secretary